EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Advised Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Advised Portfolios for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Advised Portfolios for the stated period.

/s/ Russell B. Simon		/s/ Jennifer Ting
Russell B. Simon		Jennifer Ting
President and Principal Executive Officer, Trust for Advised Portfolios		Interim Treasurer and Principal Financial Officer, Trust for Advised Portfolios

Dated:	3/14/2024	Dated:	3/14/2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Advised Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.